EXHIBIT 2.2

EXECUTION VERSION

MXY HOLDINGS INC.

BYLAWS

Adopted effective November 30, 2021

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be as stated in the Certificate of Incorporation or at such other location within the State of Delaware to which the registered office shall be changed by action of the Board of Directors.

Section 2. Additional Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Stock Ownership. The Corporation shall have seven (7) classes of stock: Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series P-1 Preferred Stock, Series P-2 Preferred Stock, and Common Stock. The designations, preferences, limitations and relative rights of the classes of stock shall be as set forth in the Certificate of Incorporation and described herein.

Section 2. Place of Meetings. All meetings of the Stockholders for any purpose shall be held at such place, either within or without the State of Delaware, as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting.

Section 3. Annual Meetings. Annual meetings of the Stockholders of the Corporation shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting at which the Stockholders shall elect a Board of Directors (pursuant to the requirements set forth in Article III, Section 2) and transact such other business as may properly be brought before the meeting.

Section 4. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

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Section 5. Call of Special Meetings. Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called (i) by the request in writing of the Board of Directors, or (ii) at the request in writing of a majority of the Stockholders of the Corporation entitled to vote. Such request in writing shall state the purpose or purposes of the proposed special meeting.

Section 6. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each Stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of such meeting.

Section 7. Purpose of Special Meeting. Business transacted at any special meeting of Stockholders shall be limited to the purpose or purposes stated in the notice.

Section 8. Stockholder List. The Officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the class and number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

Section 9. Inspectors at Meetings of Stockholders. The Board of Directors, in advance of any meeting of Stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies, votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

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Section 10. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

Section 11. Voting Requirements. Unless otherwise required by law or the Certificate of Incorporation, the election of Directors shall be decided by a plurality of the votes cast at a meeting of the Stockholders by the holders of stock entitled to vote in the election. Unless otherwise required by law, the Certificate of Incorporation, or these by-laws, any matter, other than the election of Directors, brought before any meeting of Stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Voting at meetings of stockholders need not be by written ballot.

Section 12. Proxy. Unless otherwise provided in the Certificate of Incorporation, and except for the specific requirements for the election of Directors, each Stockholder shall be entitled to one (1) vote, at every meeting of the Stockholders, in person or by proxy, for each share of the capital stock having voting power held by such Stockholder, but no proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Section 13. Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of Stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that the written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided in this Article II, Section 12.

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Section 14. Attendance by Telephone. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Stockholders may participate in a meeting of Stockholders of the Corporation by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

ARTICLE III

DIRECTORS

Section 1. Management by Directors. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the Stockholders.

Section 2. Number of Directors. The number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Each Director shall serve for the term he or she was elected, or until his or her successor shall have been elected and qualified, or until his or her death, resignation or removal from office. Directors need not be stockholders of the corporation or residents of the State of Delaware. The election of Directors need not be by written ballot.

Section 3. Vacancies; Resignation; Removal; Replacement; Conflict Decisions. Except as otherwise required by law and any other rights of the Stockholders to elect Directors under specified circumstances, any newly created directorships resulting from an increase in the authorized number of Directors and any vacancies occurring in the Board of Directors may be filled by the affirmative vote of the holders of a majority of the issued and outstanding stock of the Corporation. A Director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the Director whom he or she has replaced, a successor is duly elected and qualified, or the earlier of such Director’s death, resignation, or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. A Director may resign at any time or may be removed and replaced at any time for any reason or no reason upon the written direction of the Stockholders holding a majority of the series of Shares as defined in the Certificate of Incorporation that appointed such Director that are permitted to vote, effective upon the delivery of such written direction to the Corporation. A Director shall be automatically removed upon the occurrence of an Incapacity Event or a Disqualifying Event (each such term as defined in that certain Stockholders Agreement of the Corporation of even date herewith, the “Stockholders Agreement”) related to such Director. Upon any removal or resignation hereunder, the Stockholders holding a majority of the series of Shares that appointed such Director that are permitted to vote shall appoint a replacement. It may be necessary for the Board of Directors to determine in certain instances whether a Disqualifying Event or Incapacity Event has occurred, in some cases, adverse to a Director and/or its affiliates.

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Section 4. First Meeting. The first meeting of each newly elected Board of Directors shall be held for the purpose of electing the Officers of the Corporation. The first meeting shall be held at such time and place as shall be fixed by a vote of the Stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the Stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the Stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places within State of Delaware (unless otherwise agreed in advance by a majority of the Directors) as shall be designated from time to time by the Board of Directors. Notice of regular meetings shall not be required.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by any Director on at least 24 hours’ notice to each other Director and shall be held at such times and places within the State of Delaware as shall be designated in the notice of the meeting to the Director. The notice need not state the purpose or purposes of, nor the business to be transacted at, the meeting, except as may otherwise be required by law or provided for by these Bylaws.

Section 7. Quorum. A quorum for transaction of business at any meeting of the Board of Directors shall consist of a majority of the Directors then in office. A Director who is present at a meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the secretary of the meeting before the adjournment thereof or delivers the dissent to the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a Director who voted in favor of the action.

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Section 8. Action by Consent. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, without prior notice and without a vote if such action is approved or consented to in writing by all Directors entitled to vote on such action. The consents shall be in writing or in electronic form and filed with the records of the Corporation.

Section 9. Remote Participation. One or more Directors may participate in a meeting of the Board of Directors or a committee of the Board of Directors by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection shall constitute presence in person at the meeting.

Section 10. Waiver of Notice. A waiver of notice of a meeting signed by a Director entitled to the notice, whether before or after the meeting, shall be deemed equivalent to the giving of the notice. Attendance of a Director at a meeting constitutes a waiver of notice of the meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 11. Committees. The Board of Directors may, pursuant to the authority granted in subsection (2) of section 141(c) of the Delaware General Corporation Law, designate one or more standing or temporary committees, each committee to consist of one or more Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee or as otherwise provided in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that require it; but no such committee shall have the power or authority in reference to (a) approving or adopting, or recommending to the Stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to Stockholders for approval or (b) adopting, amending or repealing any Bylaw of the Corporation.

Section 12. Minutes. Each Committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

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Section 13. Directors’ Compensation. Direct out-of-pocket expenses in connection with the Board serving in his or her capacity as such will be reimbursed by the Corporation, subject to written approval by the Board; provided, however, each Director shall be entitled to reasonable and documented fees of his or her own legal counsel incurred in connection with his or her participation as a Director of the Corporation. The reimbursement of any such expenses shall not be unreasonably withheld or delayed. Failure of the Corporation to reimburse a Director for any such expenses shall bear interest at the rate of 1.00% per month.

ARTICLE IV

NOTICES

Section 1. Manner of Giving Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any Director or Stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or Stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

Notwithstanding anything contained in the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws to the contrary, any notice to Stockholders given by the Corporation shall be effective if given by a form of electronic transmission consented to by the Stockholder to whom the notice is given. Such electronic transmission may be in the form of fax or e-mail. Any consent shall be revocable by the Stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as revocation shall not invalidate any meeting or other action.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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ARTICLE V

OFFICERS

Section 1. Election of Officers. The Board of Directors may elect individuals as officers (“Officers”) of the Corporation, which may include a Chief Executive Officer and/or President, and such other Officers (such as any number of Vice Presidents) as the Board deems advisable. No Officer need be a Stockholder or a Director. An individual can be appointed to more than one office.

Section 2. Officers’ Compensation. The Officers shall be entitled to receive compensation from the Corporation as determined by the Board of Directors.

Section 3. Removal, Resignation and Filling of Vacancy of Officers. The Board of Directors may remove any Officer, for any reason or for no reason, at any time. Any Officer may resign at any time by giving written notice to the Board of Directors, and such resignation shall take effect at the date of the receipt of that notice or any later time specified in that notice; provided, however, that unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Corporation or such Officer under these Bylaws. A vacancy in any office because of death, resignation, removal or otherwise shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

Section 4. Authority of Officers Generally. Any Officer of the Corporation shall have the right, power and authority to transact business in the name of the Corporation or to execute agreements on behalf of the Corporation, with respect to those agreements which are commonly signed by such equivalent officers of a corporation organized under the laws of the State of Delaware. With respect to all matters within the ordinary course of business of the Corporation, third parties dealing with the Corporation may rely conclusively upon any certificate of any Officer to the effect that such Officer is acting on behalf of the Corporation.

Section 5. Duties of the Chief Executive Officer. The Chief Executive Officer shall have the ordinary duties of an executive officer having general supervision and direction of the affairs of a business corporation. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall preside at all meetings of the Board of Directors and of the Stockholders. The Chief Executive Officer may execute in the name of the Corporation any contracts and other documents requiring the signature of the Corporation. He or she shall also do and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 6. Duties of President. The President shall be the Chief Operating Officer of the Corporation and shall have management and control over the day-to-day business and activities of the Corporation. The President may execute in the name of the Corporation any contracts and other documents requiring the signature of the Corporation. In the absence or at the request of the Chief Executive Office, or the refusal of the Chief Executive Officer to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of the Chief Executive Officer. He or she shall also do and perform such other duties as from time to time may be assigned to him or her by the Board of Directors. Within this authority and in the course of his or her duties, the President shall: (a) in the absence of the Chief Executive Officer or Executive Director, preside at all meetings of the Stockholders and be an ex officio member of all standing committees of the Corporation; (b) when authorized by the Board of Directors or required by law, execute, in the name of the Corporation, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts and other papers and instruments in writing, and, unless the Board of Directors shall order otherwise, make contracts as the ordinary conduct of the Corporation’s business may require; (c) appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents and employees of the Corporation other than the duly appointed Officers, subject to the approval of the Board of Directors; and control, subject to the direction of the Board of Directors, all of the Officers, agents and employees of the Corporation; and (d) unless otherwise directed by the Board of Directors, attend in person, or by substitute appointed by him or her, and act and vote on behalf of the Corporation at all meetings of the shareholders of any corporation in which the Corporation holds stock.

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Section 7. Duties of Chief Financial Officer. The Chief Financial Officer shall direct the financial and accounting functions of the Corporation. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, and retained earnings. The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be selected by the Board of Directors. The Chief Financial Officer shall render to the Board of Directors, the Chief Executive Officer and the President whenever they request it, an account of all transactions undertaken and of the financial condition of the Corporation, and shall have such other powers and perform such other duties incident to the office of Chief Financial Officer as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer and/or the President. The duties and role of Treasurer as set forth herein shall be subsumed by the Chief Financial Officer if no separate Treasurer is appointed. If there shall also be appointed a separate Treasurer, the Treasurer shall perform his or he duties at the direction of the Chief Financial Officer and the Board of Directors, to the extent such duties have not been subsumed by the Chief Financial Officer.

Section 8. Duties of Vice President. The Vice President, if one is elected, shall have such powers and perform such duties as from time to time may be assigned to him or her by the Board of Directors.

Section 9. Duties of Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing Committees when required. He or she shall see that the books, reports, statements, certificates and all other documents and records required hereunder and by the Delaware General Corporation Law are properly kept and filed. He or she shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, or the President. He or she shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other Officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

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Section 10. Duties of Assistant Secretary. The Assistant Secretary, or if there be more than one (1), the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11. Duties of Treasurer. The Treasurer shall serve under the Chief Financial Officer. The Treasurer shall: (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all funds in the name of the Corporation in banks, trust companies, or other depositories as shall be selected by the Board of Directors; (b) receive, and give receipt for, moneys due and payable to the Corporation from any source whatever; (c) disburse, or cause to be disbursed, the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for the disbursements; (d) keep and maintain adequate and correct accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital and surplus of the Corporation; (e) exhibit at all reasonable times the books of account and records of the Corporation to proper persons on terms as are provided by law, on proper application during business hours at the Corporation’s principal office; (f) when and as requested, render to the President and the Board of Directors accounts of all his or her transactions as Treasurer and of the financial condition of the Corporation; (g) give to the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, satisfactory to the Board of Directors, for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation; and (h) perform all of the duties incident to the office of Treasurer and all other duties as from time to time may be assigned to him by the Board of Directors; provided, that if there shall also be appointed a Chief Financial Officer, the Treasurer shall perform his duties at the direction of the Chief Financial Officer and the Board of Directors, to the extent such duties have not been subsumed by the Chief Financial Officer.

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Section 12. Duties of Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one (1), the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. Stock Certificates. The shares of the Corporation shall be uncertificated, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be certificated shares. Any such resolution shall not apply to any uncertificated shares until the Corporation has received a request from a holder of uncertificated shares requesting the issuance of a certificate, as described below. Notwithstanding the foregoing, every holder of stock in the Corporation represented by certificates, and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chief Executive Officer, the President or the Vice President and by the Chief Financial Officer, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered to him, her or it in certificate form.

Section 2. Signatures. Any of or all the signatures on the certificate may be facsimile. In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such Officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his, her or its legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

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Section 4. Transfer of Stock. Subject to the satisfaction of any conditions to or restrictions upon transfer set forth in the Corporation’s Certificate of Incorporation or any applicable agreement among stockholders of the Corporation, (i) with respect to uncertificated shares, upon submission to the Corporation or the transfer agent of a duly executed stock transfer power or other proper evidence of a succession, assignation or authority to transfer with respect to such shares, it shall be the duty of the Corporation to record such transfer upon its books and records; and (ii) with respect to certificated shares, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for such shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. Record Date. For purposes of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date which in any case shall not be more than sixty nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Registered Stockholder. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

INDEMNIFICATION AND INSURANCE

Section 1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a Director or Officer or, while a Director or Officer, is or was serving at the request of the Corporation as a director, officer, manager, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.3, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

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Section 2. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition; provided, however, that to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article VII or otherwise.

Section 3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, manager, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

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Section 5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

Section 6. Non-Exclusivity of Rights. The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of formation, this Agreement, any other agreement, vote of the Stockholders or disinterested Directors or otherwise. The Corporation hereby agrees (i) that it is the indemnitor of first resort (and that its obligations to an Indemnified Person are primary and any obligation of any other person to advance expenses or to provide indemnification for the same expenses or liabilities incurred by an Indemnified Person are secondary) and (ii) that it shall be required to advance the full amount of expenses incurred by an Indemnified Person and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by these Bylaws (or any other agreement between the Corporation and an Indemnified Person), without regard to any rights the Indemnified Person may have against any other person.

Section 7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, manager, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person actually collects as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

Section 8. Insurance. The Board of Directors shall, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, direct and authorize an appropriate Officer or Officers to purchase and maintain at the Corporation’s expense insurance (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of Directors, Officers and employees under the provisions of this Article VII, and (b) to indemnify or insure Directors, Officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article VII.

Section 9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such Person’s heirs, executors and administrators.

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ARTICLE VIII

GENERAL PROVISIONS

DIVIDENDS

Section 1. Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the Stockholders when called for by vote of the Stockholders, a full and clear statement of the business and condition of the Corporation.

Section 4. Checks. All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

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ARTICLE IX

AMENDMENTS

Section 1. Amendment of Bylaws by Board of Directors. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend, alter, or repeal the Bylaws without any action on the part of the Stockholders.

Section 2. Amendment of Bylaws by Stockholders. The Stockholders shall also have the power to adopt, amend, alter, or repeal the Bylaws. Unless the affirmative vote of the holders of any particular class or series of capital stock of the Corporation is required by applicable law or the Certificate of Incorporation, such adoption, amendment, alteration, or repeal shall be approved by the holders of a majority of the issued and outstanding capital stock of the Corporation.

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